EXHIBIT 99.3

UMPQUA HOLDINGS CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

[Section 162(m) Performance-Based Grant]

This Restricted Stock Award Agreement (the “Agreement”) is made and entered into pursuant to the terms of the Umpqua Holdings Corporation 2013 Incentive Plan (the “Plan”) adopted by the Board of Directors and Shareholders of Umpqua Holdings Corporation, an Oregon corporation (the “Company”). Unless otherwise defined herein, capitalized terms defined in this Restricted Stock Award Agreement shall have the meanings as defined in the Plan.

The “Grantee”

Number of Shares of the Company’s
Common Stock Awarded	(the “Grant Shares”)
“Date of Award”	January 27, 2014

Price Paid by Grantee per Share	$0.00

Fair Market Value per Share on Date of Award	$18.23

“Vesting Schedule”	Per the attached Schedule A

1.	AWARD OF RESTRICTED STOCK GRANT

1.1 Award. The Company hereby awards to the Grantee and the Grantee accepts a Restricted Stock Award of the number of shares of Common Stock of the Company specified above as the Grant Shares. This Restricted Stock Award is made in consideration of the services to be rendered by the Grantee to the Company, without the payment of any consideration other than the Grantee’s services to the Company and payment of the Price Paid by the Grantee per Share specified above, if any. The Restricted Stock Award is being made pursuant to Section 8 of the Plan and is subject to and conditioned upon the terms and conditions of the Plan and the terms and conditions set forth in this Agreement. Any inconsistency between this Agreement and the terms and conditions of the Plan will be resolved in accordance with the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its sole discretion. This grant of the Restricted Stock Award does not create any contractual right or other right to receive any other Awards in the future.

1.2 Vesting. Except as otherwise provided herein, provided that the Grantee remains in Continuous Service[1] through the applicable vesting date, and further provided that any additional conditions and performance

[1] As defined in the Plan, “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service.

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goals set forth in Schedule A have been satisfied, the Grant Shares will vest in accordance with Schedule A. The period over which the Restricted Stock vests is referred to as the “Restricted Period.”

2.	REPRESENTATIONS OF THE GRANTEE

2.1 No Representations by or on Behalf of the Company. The Grantee is not relying on any representation, warranty or statement made by the Company or any agent, employee or officer, director, shareholder or other controlling person of the Company regarding the Grant Shares or this Restricted Stock Award.

2.2. Tax Election. The Company has advised the Grantee to seek the Grantee’s own tax and financial advice with regard to the federal and state tax considerations resulting from the Grantee’s receipt of the Grant Shares pursuant to this Restricted Stock Award. The Grantee is making the Grantee’s own determination as to the advisability of making a Code Section 83(b) election with respect to the Grant Shares covered by this Restricted Stock Award Agreement. The Grantee understands that the Company will report to appropriate taxing authorities the payment to the Grantee of compensation income either (i) upon the vesting of the Grant Shares or (ii) if the Grantee makes a timely Code Section 83(b) election, as of the Date of Award. The Grantee understands that he or she is solely responsible for the payment of all federal and state taxes resulting from this Restricted Stock Grant. With respect to Tax Withholding Amounts, the Company has all of the rights specified in Section 5 of this Agreement and has no obligations to the Grantee except as expressly stated in Section 5 of this Agreement.

2.3 Agreement to Enter into Lock-Up Agreement with an Underwriter. The Grantee, by accepting the Restricted Stock Award represented by this Agreement, understands and agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Grantee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

3.	GENERAL RESTRICTIONS OF TRANSFERS OF UNVESTED SHARES

3.1 No Transfers of Unvested Shares. The Grantee agrees for himself or herself, his or her executors, administrators and other successors in interest that during the Restricted Period none of the Unvested Shares, nor any interest therein, may be voluntarily or involuntarily sold, encumbered, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration prior to their vesting in accordance with the Vesting Schedule set forth in Schedule A.

3.2 Stock Distributions. If the Company makes any distribution of stock with respect to the Grant Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and the Grantee receives any additional shares of stock in the Company (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Grant Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

3.3 Invalid Transfers. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Unvested Shares or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Unvested Shares will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company. The Company shall not be required (i) to transfer on its books any Grant Shares which have been sold or transferred in violation of the provisions of this Section 3 or (ii) to treat as the owner of the Grant Shares, or otherwise to accord voting, dividend or any other rights to, any person or entity to whom Grantee transferred or attempted to transfer the Grant Shares in contravention of this Agreement.

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3.4 Status of Forfeited Grant Shares. Any of the Unvested Shares that are forfeited by the Grantee pursuant to this Agreement shall return to the status of authorized, but unissued, shares of the Company in accordance with the Plan.

4.	FORFEITURE OF UNVESTED SHARES

4.1 Forfeiture Events. Except as otherwise provided in Schedule A, if the Grantee’s Continuous Service terminates (a “Forfeiture Event”) for any reason at any time before all of his or her Grant Shares have vested, the Grantee’s Unvested Shares shall be automatically forfeited upon such termination of Continuous Service and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

4.2 Safekeeping of Stock Certificate Until Vesting. Until Grant Shares are vested in accordance with the vesting schedule set forth in Schedule A, the stock certificate representing the Grant Shares may be retained by the Company or its transfer agent. Upon the occurrence of a Forfeiture Event pursuant to this Section 4, Grantee does hereby authorize and does hereby irrevocably appoint the Secretary of the Company (with full power of substitution) as Grantee’s attorney-in-fact to transfer or cancel the Grant Shares on the books of the Company. Upon the written request of the Grantee, the Company will deliver or cause to be delivered to the Grantee a stock certificate representing the Grant Shares that have vested in accordance with the vesting schedule set forth in Schedule A to the extent that stock certificates for such vested shares have not previously been delivered to the Grantee. The power of attorney contained in this Section 4.2 shall become null and void as to Grant Shares that have vested in accordance with the vesting schedule set forth in Schedule A.

4.3 No Current Payment of Dividends. Any and all cash dividends and stock dividends with respect to Unvested Shares shall be withheld by the Company for the Grantee’s account, and interest shall be credited on the amount of the cash dividends withheld at an annual rate equal to the 3-year Treasury Constant Maturity Rate published in the Federal Reserve Board’s H.15 Report as of the last day of the preceding calendar year, compounded quarterly. The cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Unvested Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash upon the vesting of the Grant Shares and, to the extent such shares are forfeited, the Grantee shall have no right to such dividends.

5.	Tax Liability and Withholding

5.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Grant Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i)	tendering a cash payment.

(ii)                authorizing the Company to withhold shares of Common Stock from the vested Grant Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Grant Shares; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(iii)               delivering to the Company previously owned and unencumbered shares of Common Stock.

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5.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Grant Shares or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Award to reduce or eliminate the Grantee's liability for Tax-Related Items.

6.	MISCELLANEOUS PROVISIONS

6.1 Specific Performance. The parties hereby acknowledge and agree that it is impossible to measure in money the damages which will be suffered by a party hereto by reason of any breach by another party of any term of this Agreement, that the Company and its common stock are unique and that a non-breaching party will suffer irreparable injury if this Agreement is not specifically performed. Accordingly, the parties hereto acknowledge that a non-breaching party shall, in addition to all other remedies available hereunder or at law, be entitled to equitable relief (including without limitation preliminary and permanent injunctive relief) to enforce the terms of this Agreement.

6.2 No Rights to Continued Employment or Service. Nothing contained herein or in the Plan shall confer upon Grantee any right to continue in his or her position, and the Company reserves all rights to discharge, demote or remove Grantee for any reason whatsoever, with or without cause, as an at will Employee, Consultant or Director, subject to the terms of any other written agreement that may exist between the Company and the Grantee.

6.3 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

6.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Grantee without the prior written consent of the Company.

6.5 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Oregon applicable to the construction and enforcement of contracts wholly executed in Oregon by residents of Oregon and wholly performed in Oregon. Subject to Section 6.6, any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Multnomah County in the State of Oregon and all parties hereto hereby submit to the in personal jurisdiction of such court for purposes of any such action or procedure.

6.6. Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Portland, Oregon. This includes not only disputes about the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator in accordance with the then-existing rules of arbitration procedure of Multnomah County, Oregon Circuit Court, except that there shall be no right of de novo review in Circuit Court and the arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in the Multnomah County Circuit Court arbitration procedures. The proceeding will be commenced by the filing of a civil complaint in Multnomah County Circuit Court and a simultaneous request for transfer to arbitration. The parties expressly agree that they may choose an arbitrator who is not on the list provided by the Multnomah County Circuit Court Arbitration Department, but if they are unable to agree upon the single arbitrator within ten days of receipt of the Arbitration Department list, they will ask the Arbitration Department to make the selection for them. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for costs and expenses in accordance with Section 6.7 of this Agreement. The arbitrator’s award may be reduced to final judgment in Multnomah County Circuit Court. The complaining party shall bear the arbitration expenses and may seek their recovery if it prevails. Notwithstanding any other provision of this Agreement, an

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aggrieved party may seek a temporary restraining order or preliminary injunction in Multnomah County Circuit Court to preserve the status quo during the arbitration proceeding.

6.7 Attorney Fees. If any suit, action, or proceeding is instituted in connection with any controversy arising out of this Agreement or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court or arbitrator may adjudge reasonable as attorney fees, including fees on any appeal.

6.8 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

6.9 Entire Agreement. This Agreement and the Plan embody the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersede all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

6.10 No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

6.11 Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

6.12 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if delivered personally or by courier service, or if mailed by certified mail, return receipt requested, prepaid and addressed to the Company executive offices to the attention of the Corporate Secretary, or if to the Grantee, to the address maintained by the personnel department, or such other address as such party shall have furnished to the other party in writing.

6.13 Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed.

6.14 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

6.15 Defined Terms. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

6.16 Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

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6.17 No Impact on Other Benefits. The value of the Grant Shares is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

IN WITNESS WHEREOF, the Grantee and the Company have executed this Agreement effective as of the Date of Award.

Grantee:	Company:
Umpqua Holdings Corporation
_________________________________	By: _______________________________
Name:	Name:
Title:

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RESTRICTED STOCK AWARD AGREEMENT

[Section 162(m) Performance-Based Grant]

Schedule A – Vesting Schedule

(3–year cliff vesting based on performance)

Performance-Based and Accelerated Vesting. Under the Restricted Stock Award Agreement to which this Schedule A is attached, Grant Shares shall vest in accordance with the following conditions. Grant Shares that have not yet vested in accordance with the vesting schedule set forth herein are referred to in the Restricted Stock Award Agreement as “Unvested Shares” or shares of “Unvested Stock.”

A. For the purposes of this Schedule A, the terms below have the following meanings:

“Final Closing Price” means in the case of the Company the closing price of a share of the Company’s common stock, and in the case of the KRXTR the closing price of the KRXTR (symbol “KRXTR”) on January 26, 2017.

“Initial Closing Price” means, in the case of the Company $18.23, and in the case of the KRXTR $108.79 (symbol “KRXTR”).

“KRXTR” means the KBW Regional Banking Total Return Index, or such other similar index as selected by the Committee should the KBW Regional Banking Total Return Index cease to be available.

“TSR” means the cumulative total shareholder return as measured by dividing the sum of the cumulative amount of dividends for the TSR Period, assuming dividend reinvestment, and the difference between the Initial Closing Price and the Final Closing Price, by the Initial Closing Price.

“TSR Performance” compares the Company’s TSR to the KRXTR TSR, each converted into a fixed investment, stated in dollars, assuming $100.00 was invested at the Initial Closing Price at the commencement of TSR Period.

TSR Performance, for the purposes of determining vesting, is the quotient resulting from dividing Company TSR Performance by KRXTR TSR Performance.

Company TSR Performance and KRXTR TSR Performance are calculated in the same manner as the performance of the Company’s common stock in the Stock Performance Graph presented in the Company’s Annual Report on Form 10-K as required by Item 201(e) of SEC Regulation S-K, except that the measurement period is three years for the purposes of this Agreement and five years for the Stock Performance Graph.

“TSR Period” means the three-year period ending on January 26, 2017.

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B. The vesting of Grant Shares shall be conditioned upon the satisfaction of a performance vesting requirement based on TSR Performance. Unless earlier vested in accordance with paragraphs C or D, below, Grant Shares shall become vested, provided Recipient is employed by the Company at the end of the TSR Period and upon the written certification by the Committee, or its delegate, of the achievement of the performance goal of TSR Performance, in accordance with the applicable Vesting Percentage specified for TSR Performance in the following schedule:

TSR Performance	Vesting Percentage of Grant Shares
Lower than 60%	0%
60%	25%
between 60% and 100%	**
100% (the Company TSR Performance equals or exceeds the KRX TSR Performance)	100%
Above 100%	***

**When TSR Performance is between 60% and 100%, such results will be interpolated on a straight-line basis to determine the applicable Vesting Percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage, or 62.5%.

***When TSR Performance is between 100% and 125%, the applicable Vesting Percentage shall be equal to the TSR Performance. If TSR Performance exceeds 125%, the Vesting Percentage shall be 125%. In no event shall the total vested shares exceed 125% of the Grant Shares.

C. Notwithstanding the foregoing:

(i)	no additional Grant Shares will vest after the occurrence of any Forfeiture Event;
(ii)

the number of Grant Shares vesting above shall automatically be adjusted as appropriate to reflect any stock dividend, stock-split, combination of shares or other similar event as described in Section 13 of the Plan;

(iii)	upon the consummation of a Change in Control transaction, as such term is defined in the Plan, all of the Unvested Shares shall become vested; and
(iv)	upon death or Disability of the Grantee prior to the end of the TSR Period, a percentage of the Unvested Shares, rounded to the nearest whole share, shall vest as of the date of such termination and shall be distributed in accordance with Section 4.2 of the Agreement, with such percentage equal to the number of days of service by the Grantee during the TSR Period divided by 1,095.

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